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                                 EXHIBIT 5.1



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    OPINION OF GREENBERG, TRAURIG, HOFFMAN, LIPOFF, ROSEN & QUENTEL, P.A.



                                      May 7, 1997





RailAmerica, Inc.
301 Yamato Road, Suite 1190
Boca Raton, Florida 33431

Ladies and Gentlemen:


     We have acted as counsel for RailAmerica, Inc., a Delaware corporation (the "Company"), in connection with the Company's Amendment No. 1 to Registration Statement on Form S-3 (the "Registration Statement") being filed by the Company under the Securities Act of 1933, as amended, with respect to 3,656,440 shares of the Company's common stock, par value $.001 per share (the "Common Stock"), which may be disposed of from time to time by the selling securityholders (the "Selling Securityholders") named therein. Of the 3,656,440 shares of Common Stock offered by the Selling Securityholders, (i) 1,250,000 and 1,670,000 shares (the "Private Placement Shares") of Common Stock were acquired by certain Selling Securityholders in connection with the Company's private placements dated September 30, 1996 and January 15, 1997, respectively, (ii) 292,000 shares (the "First London Shares") of Common Stock are issuable to First London Securities Corporation ("First London") upon the exercise of warrants issued to First London in connection with its role as the placement agent during the Company's private placements dated September 30, 1996 and January 15, 1997, and
(iii) the remaining 444,440 shares (the "Kalyn Shares") of Common Stock are issuable upon the exercise conversion rights under certain convertible subordinated promissory notes dated August 31, 1994 (the "Notes"), which were issued to certain Selling Securityholders in connection with Company's acquisition of Kalyn/Siebert, Inc.



     In connection with the preparation of the Registration Statement and this letter, we have examined, considered and relied upon the following documents (collectively, the "Documents"): the Registration Statement; the Warrant Agreements between the Company and First London dated September 30, 1996 and January 15, 1997 (the "Warrants"); the Subscription Agreements between the Company and each of the Selling Securityholders who were investors in the Company's private placements dated September 30, 1996, and January 15, 1997; the Agreement for Purchase and Sale of Shares dated as of June 21, 1994, between the Company and Kalyn/Siebert, Inc.; the Company's Certificate of Incorporation (as amended) as filed with the Secretary of State of the State of Delaware; the Company's bylaws and corporate minute book; a certificate of good standing of the Company issued on May 7, 1997, by the Secretary of State of the State of Delaware; and such other documents and matters of law as we have considered necessary or appropriate for the expression of the opinions contained herein.


     In rendering the opinions set forth below, we have assumed without investigation the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as copies, and the veracity of the Documents. As to questions of fact material to the opinions hereinafter expressed, we have relied upon the representations and warranties of the Company made in the Documents.

     Based solely upon and subject to the Documents, and subject to the qualifications set forth below, we are of the opinion that (i) the Private Placement Shares to be sold by the Selling Shareholders pursuant to the Registration Statement have been duly authorized and validly issued and are fully paid and nonassessable, and (ii) when the First London Shares and the Kalyn Shares have been duly delivered in accordance with the terms of the Warrants and the Notes, respectively, such securities will be validly issued, fully paid and nonassessable.

     Although we have acted as counsel to the Company in connection with certain other matters, our engagement is limited to certain matters about which we have been consulted. Consequently, there may exist matters of a legal nature involving the Company in connection with which we have not been consulted and have not represented the Company. This opinion letter is limited to the matters stated herein and no opinions may be implied or inferred beyond the matters expressly stated herein. The opinions expressed herein are as of the date



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hereof, and we assume no obligation to update or supplement such opinions to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur.


     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the prospectus contained in the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, and the rules and regulations thereunder.



                                           Very truly yours,

                                           GREENBERG, TRAURIG, HOFFMAN, LIPOFF,
                                           ROSEN & QUENTEL, P.A.


                                           By: /s/Gary M. Epstein
                                              ----------------------------------
                                               Gary M. Epstein



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